EXHIBIT 4.2.86
                                                                  --------------

                                 AMENDMENT NO. 2

                                       TO

                         SECURITIES PURCHASE AGREEMENT

            This Amendment No. 2 (this "Amendment"), dated as of February 2, 2005, to the Securities Purchase Agreement, dated as of June 4, 2004 (the "Purchase Agreement") is by and among Salon Media Group, Inc., a Delaware corporation (the "Company"), and the Purchasers who are signatories to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                    RECITALS

            WHEREAS, the Company has held the First Closing of the sale of Shares and issuance of the Warrants and wishes to sell additional Shares and issue additional Warrants on more flexible terms;

            WHEREAS, Section 9.4 of the Purchase Agreement provides that any term thereof may be amended with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares then outstanding; and

            WHEREAS, the Company and the undersigned Purchasers who hold at least a majority of the Common Stock issued or issuable upon conversion of the Shares currently outstanding are in favor of and consent to this Amendment.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. AMENDMENTS.

                    Schedule A of the Purchase Agreement is hereby amended and restated as follows:

                                   SCHEDULE A

            Series D-1 issuance on June 4, 2004

                                                  PURCHASE
            PURCHASER                               PRICE     SHARES  WARRANTS
            ----------------------------------  ------------  ------  ---------
            John Warnock                         249,600.00     208    402,580
            The Hambrecht 1980 Revocable Trust   175,200.00     146    282,580
            HAMCO Capital Corporation             50,400.00      42     81,290
            William E Mayer Holdings, Inc.        25,200.00      21     40,645
                                                ------------  ------  ---------
                                                 500,400.00     417    807,095
                                                ============  ======  =========

            Series D-2 issuance on September 30, 2004

                                                  PURCHASE
            PURCHASER                               PRICE     SHARES  WARRANTS
            ----------------------------------  ------------  ------  ---------
            John Warnock                         249,600.00     208    340,363
                                                ------------  ------  ---------
                                                 249,600.00     208    340,363
                                                ============  ======  =========


            Series D-2 issuance on February 2, 2005

                                                  PURCHASE
            PURCHASER                               PRICE     SHARES  WARRANTS
            ----------------------------------  ------------  ------  ---------
            The Hambrecht 1980 Revocable Trust   225,600.00     188    307,636
            HAMCO Capital Corporation             25,200.00      21     34,363
                                                ------------  ------  ---------
                                                 250,800.00     209    341,999
                                                ============  ======  =========



            2. GENERAL.

                  (a) This Amendment shall be governed in all respects by the laws of the State of California.

                  (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                  (c) The Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by as of the date first written above.




                                        SALON MEDIA GROUP, INC.


                                        By:  /s/ Elizabeth Hambrecht
                                             -----------------------------
                                             Elizabeth Hambrecht
                                             President & Chief Financial Officer


















[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

                                              PURCHASER


                                              By:
                                                  -----------------------------

                                              Name:
                                                    ---------------------------

                                              Title:
                                                     --------------------------

                                              Address:
                                                       ------------------------











[COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT]